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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 16, 2001, included in Vintage Petroleum, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, and of our report dated May 18, 2001, included in Vintage Petroleum, Inc.'s Current Report on Form 8-K/A dated May 18, 2001, and to all references to our Firm included in this registration statement.



                                    /s/ ARTHUR ANDERSEN LLP


Tulsa, Oklahoma
June 22, 2001